Exhibit 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is by and between Anthony Scott (“Executive”) and Intrusion, Inc., a Delaware corporation (the “Company” or “Intrusion”).

WHEREAS, Executive desires to provide services to the Company upon the terms and conditions hereinafter set forth;

WHEREAS, the Company desires to employ Executive for a two-year term upon the terms and conditions hereinafter set forth, subject to the extension provisions below;

WHEREAS, this Agreement supersedes all prior agreements, discussions, and understandings of every nature between the Company and Executive; and,

NOW, THEREFORE, Executive and the Company hereby agree as follows:

1.                  Employment and Term. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, to perform the duties of President and Chief Executive Officer (“CEO”) as described in Section 2. Executive’s employment with the Company under this Agreement shall commence on November 15, 2021 (the “Effective Date”) and continue until November 15, 2023 (the “Term”), unless terminated by the Company or Executive as otherwise set forth herein. This Agreement shall automatically renew for successive one-year terms thereafter unless the Company gives notice to Executive of its intent not to renew the Agreement at least sixty (60) days prior to the end of the applicable term or Executive gives notice to the Company of his intent not to renew the Agreement at least sixty (60) days prior to the end of the applicable term (“Termination Due to Non-Renewal”).

2.                  Duties.

(a) During the Term, Executive shall serve as the Company’s CEO. In such position, Executive shall report directly to the Board of Directors (“Board”) and have such duties and authorities as are customary for the CEO of the Company and as shall be otherwise determined from time to time by the Board of Directors. Executive’s office and work location shall be at the Company’s headquarters located in Plano, Texas.

(b) During the Term, Executive will devote Executive’s full business time and best business efforts to the performance of Executive’s duties as CEO of the Company and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Chairman of the Board of Directors (“Chairman”); provided that nothing herein shall preclude Executive (i) from engaging in charitable and civic activities, including accepting appointment to or continuing to serve on any board of directors or trustees of any charitable organization or (ii) subject to the prior approval of the Chairman, from accepting appointment to or continuing to serve on any board of directors or trustees of any business corporation or participating in the management or operations of an outside non-competitive business not to exceed 15% of Executive’s time; provided in each case, and in the aggregate, that such activities do not conflict or interfere with the performance of Executive’s duties hereunder or the terms of any restrictive covenant obligations to which Executive is subject.

(c) During the Term of this Agreement and while Executive retains the position of CEO, he shall be nominated for a seat on the Board and, if elected, shall retain such seat unless removed in accordance with the Company’s By-Laws and/or pursuant to his resignation from the Board according to the terms and conditions of this Agreement.

3.                  Compensation. Executive will receive an annualized base salary of $425,000.00 (gross, less applicable legally required withholdings and such other deductions as Executive voluntarily authorizes in writing), payable on the Company’s regular pay dates and prorated for partial years of employment, if any (“Base Salary”). The Base Salary shall be reviewed annually, such review first occurring at the expiration of the first year of the initial term of this Agreement and continuing annually thereafter as long as this Agreement is in effect.

1

4.                  Bonus and Equity Incentives.

(a) Annual Bonus. Executive shall be eligible to earn an annual bonus award (an “Annual Bonus”) in such amount, if any, as may be determined in the sole discretion of the Board, of One Hundred percent (100%) of Executive’s Base Salary at target performance, and of Two Hundred percent (200%) of Executive’s Base Salary at maximum, based upon the achievement of such target and maximum performance objectives as may be established by the Board and subject to the terms and conditions of the bonus plan in effect from time to time (the “Target Annual Bonus”). Under the terms of the existing bonus plan for Company management, the Company employs Revenue and EBITDA goals with each being weighted evenly (50% each). To achieve performance hurdles, the threshold level for Revenue equals 80% of the targeted performance level while maximum performance equals 150% of target. EBITDA threshold levels equal 80% of the targeted performance level while maximum performance equals 130% of target. Additionally, any value earned over target (100%) will be awarded in stock options. Bonus achievement is paid based on annual results, in each case subject to Executive’s continued employment through the applicable payment date. After the first year of the initial Term of this Agreement, the weighting of the Revenue and EBITDA goals and the threshold levels for achieving target performance under the bonus plan may change, subject to the agreement of the parties and approval by the Board and/or its Compensation Committee.

(b) Sign-on Stock Award. The Company shall award restricted common shares of the Company to Executive with a value of $75,000 as of the award date as a one-time sign-on bonus, as follows: the first one-half (1/2) of the award shall vest on the first Anniversary Date of this Agreement; and, the remaining one-half (1/2) of the award shall vest on the second Anniversary Date of the Agreement. In the event that Executive terminates his employment without Good Reason (as defined herein) within twenty-four (24) months of receiving this sign-on award, Executive agrees that any stock award hereunder shall be immediately revocable and cancelled and any shares issues issued or received hereunder shall be cancellable and/or surrendered to the Company.

(c) Long-Term Incentives. Executive shall be eligible to participate in the Company’s Long-Term Incentive Program (“LTIP”). Under the LTIP, the Board or its Compensation Committee shall, pursuant to the terms and conditions of the LTIP, then-existing or as modified by the Board, provide Executive the opportunity to acquire options to purchase shares of Company common stock and acquire an amount of Performance Based Units of Company common stock as determined in accordance with the Revenue and EBITDA targets and performance scales as established by the LTIP from time to time.

5.                  Paid-Time-Off. Executive shall be eligible for Paid Time Off (“PTO”) according to the terms and conditions of the Company’s then-existing PTO plan. According to the current plan, Executive is eligible for 160 hours of PTO during the first-full year of the initial term of this Agreement.

6.                     Benefits.

(a)               Executive shall be entitled to participate in the Company’s medical, dental, vision, disability, life and accidental death and disability insurance, 401(k), flexible spending, and other existing employee welfare benefit plans on the same terms and conditions that govern the participation of other employees of the Company. Such benefits are subject to change from time to time.

(b)               Executive shall also be entitled to reimbursement for the relocation and other fringe benefit expenses described on Exhibit A to this Agreement.

(c)               Executive shall be reimbursed by the Company for his reasonable expenses incurred on behalf of the Company in connection with his duties, subject to the Company’s expense submission, review and approval procedures.

2

7.                  Termination. This Agreement and Executive’s employment by the Company may be terminated: (i) by mutual written agreement; (ii) by the Company, for Cause (as defined below); (iii) due to Non-Renewal of Term; (iv) by the Company, without Cause; (v) by Executive, voluntarily; (vi) by Executive for Good Reason (as defined below); (vii) upon the death of Executive; (viii) upon the Disability (as defined below) of Executive; or, (ix) upon a “Change in Control” (as defined below).

(a)               Termination by Mutual Agreement. The Parties may terminate this Agreement at any time upon mutual agreement, in a writing signed by Executive and the Company. In the event this Agreement and Executive’s employment hereunder are terminated by mutual agreement, the Company will pay to Executive (i) any earned but unpaid Base Salary through the date of termination, (ii) any earned but unused PTO through the date of termination, and (iii) reimburse his approved business expenses, if any, reasonably incurred through the date of termination (clauses (i), (ii) and (iii) collectively, the “Accrued Obligations”).

(b)               Termination for Cause. The Company may terminate this Agreement and the employment of Executive hereunder at any time for Cause. In the event this Agreement and Executive’s employment hereunder are terminated for Cause, the Company will pay to Executive the Accrued Obligations. Prior to terminating Executive for Cause, the Company will provide notice to Executive of the acts or omissions which constitute Cause. Executive will then be given the opportunity to discuss such Cause with the Chairman; provided, however, if in the judgment of the Board, Executive’s acts or omissions constitutes Cause, the Company may then terminate the employment of Executive by giving Executive notice of such termination. Such termination will take effect immediately upon the giving of such notice. For the purposes of this Agreement, “Cause” will mean:

(i)                 Executive’s dishonesty which has, or could reasonably be expected to have, an adverse effect on the Company, its business, reputation or interests;

(ii)              The commission of a crime by Executive which constitutes (1) a felony or (2) a misdemeanor involving moral turpitude or which has, or could reasonably be expected to have, an adverse effect on the Company, its business, reputation or interests;

(iii)            Executive’s failure or refusal to materially perform the duties and responsibilities as set forth in Section 2 hereof or abide by the reasonable directives of the Board or its designated representative;

(iv)             The failure of Executive to devote full working time and energies to the business of the Company, except as provided herein;

(v)               Breach of any agreement between Executive and the Company, or a breach by Executive of a fiduciary duty or responsibility to the Company;

(vi)             The refusal of Executive to follow the assigned lawful duties or comply with the lawful policies and directives of the Company;

(vii)          The willful, negligent or wanton misconduct (on or off the job) of Executive which results or could reasonably be expected to result in damage to the Company, its business, reputation or interests; or,

(viii)        Use of alcohol or use of drugs which interferes with the performance of Executive’s obligations or duties under this Agreement.

(c)               Termination Due to Non-Renewal. In the event either party elects not to extend the Employment Term pursuant to Section 1, Executive’s termination of employment hereunder (whether or not Executive continues as an employee of the Company thereafter) shall be deemed to occur on the close of business on the day immediately preceding the next scheduled extension date and Executive shall be entitled to receive the Accrued Obligations. Following such termination of Executive’s employment hereunder as a result of either party’s election not to extend the Employment Term, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

3

(d)               Voluntary Termination. The Executive may terminate this Agreement and the employment of the Executive at any time upon notice to the Company but may, in the Company’s sole discretion, be required to continue employment with the Company for up to sixty (60) days following Executive’s notice to Company (“Voluntary Termination”). In the event this Agreement and Executive’s employment hereunder are terminated due to Executive’s voluntary termination, the Company will pay to Executive the Accrued Obligations.

(e)               Death. This Agreement shall automatically terminate upon the death of Executive and the Accrued Obligations shall be paid to Executive’s estate or authorized representative.

(f)                Disability. The Company may terminate this Agreement and the employment of the Executive at any time upon Disability. For purposes of this Agreement, disability shall mean the inability of Executive to carry out his duties for a period of ninety (90) days, which need not be consecutive, within any twelve (12) month period. The expiration of such period of ninety (90) days shall be deemed the date of termination of Executive’s employment for Disability. The Parties expressly agree that, due to the nature of Executive’s duties, a leave of absence of greater than ninety (90) days would not be a reasonable accommodation and/or would create an undue hardship. In the event this Agreement and Executive’s employment hereunder are terminated because of Executive’s Disability, the Company shall pay to Executive the Accrued Obligations.

(g)               Termination Without Cause. The Company may terminate this Agreement and the employment of Executive for any lawful reason at any time. In the event this Agreement and Executive’s employment hereunder are terminated without Cause, the Company will pay to Executive the Accrued Obligations. In addition, if Executive’s employment is terminated without Cause (at any time and including during any particular Term) and Executive executes and delivers to the Company an effective and irrevocable release of claims (in form and substance satisfactory to the Company) (the “Separation and Release Agreement”) on or before sixty (60) days after Executive’s termination date, and complies with each of the provisions contained within the Separation and Release Agreement and this Agreement and its post-termination covenants, the Company shall pay to Executive one year’s base salary, and any outstanding amounts as set forth in Exhibit A, to be paid in accordance with Section 3 of this Agreement (the “Severance Payment”). The Severance Payment shall be paid in equal installments via direct deposit on the Company’s regular paydays. Any Severance Payment installment otherwise payable within the first sixty (60) days after Executive’s termination of employment shall be cumulated and paid in a single lump sum with the first Severance Payment installment due after the sixtieth (60th) day following Executive’s termination of employment. For sake of clarity, if Executive fails to execute and deliver an effective and irrevocable release of claims in form and substance satisfactory to the Company on or before sixty (60) days after his termination date, or fails to comply with each of the provisions contained in the irrevocable release of claims or this Agreement or its post-termination covenants, the Accrued Obligations shall be paid but no Severance Payment or any installment thereof shall become due or owing and therefore will not be paid.

(h)               Resignation for Good Reason. The Term and Executive’s employment hereunder may be terminated by Executive as a result of “Resignation for Good Reason.” For purposes of this Agreement, a “Resignation for Good Reason” shall be deemed to have occurred upon (i) the failure of the Company to pay or cause to be paid Executive’s base salary or annual bonus (if any) when due; (ii) a reduction in Executive’s base salary or a material reduction in target bonus opportunity percentage of base salary; (iii) any diminution in Executive’s title or any substantial and sustained diminution in Executive’s duties; or, (iv) a relocation of Executive’s primary work location more than 50 miles without Executive’s prior written consent; provided, that none of these events shall constitute “Resignation for Good Reason” unless the Company fails to cure such event within 30 days after Notice is given by Executive specifying in reasonable detail the event which constitutes Constructive Termination; provided, further, that “Resignation for Good Reason” shall cease to exist for an event on the 60th day following Executive’s knowledge thereof, unless Executive has given the Company Notice thereof prior to such date. If the Term of this Agreement and Executive’s employment is terminated due to Executive’s Resignation for Good Reason and Executive is otherwise in compliance with any remaining or surviving terms of this Agreement and its post-termination covenants, the Company shall pay to Executive one year’s base salary, to be paid in accordance with Section 3 of this Agreement. Any payments due to Executive under this Section shall be paid in equal installments via direct deposit on the Company’s regular paydays.

4

(i)                 Termination Due to Change in Control. In the event this Agreement and Executive’s employment hereunder are terminated due to a Change in Control (defined herein), the Company will pay to Executive the Accrued Obligations. In addition, if Executive’s employment is terminated due to a Change in Control (at any time and including during any particular Term) and Executive executes and delivers to the Company an effective and irrevocable release of claims (in form and substance satisfactory to the Company) (the “Separation and Release Agreement”) on or before sixty (60) days after Executive’s termination date, and complies with each of the provisions contained within the Separation and Release Agreement and this Agreement and its post-termination covenants, the Company shall pay to Executive one year’s base salary, plus reimbursement of Executive continuation of healthcare benefits under the Company’s medical benefits plan under COBRA should he so elect, subject to receipt of proper documentation of such premium payments by Executive, and any outstanding amounts as set forth in Exhibit A, to be paid in accordance with Section 3 of this Agreement (the “Severance Payment”). The Severance Payment shall be paid in equal installments via direct deposit on the Company’s regular paydays. Any Severance Payment installment otherwise payable within the first sixty (60) days after Executive’s termination of employment shall be cumulated and paid in a single lump sum with the first Severance Payment installment due after the sixtieth (60th) day following Executive’s termination of employment. For sake of clarity, if Executive fails to execute and deliver an effective and irrevocable release of claims in form and substance satisfactory to the Company on or before sixty (60) days after his termination date, or fails to comply with each of the provisions contained in the irrevocable release of claims or this Agreement or its post-termination covenants, the Accrued Obligations shall be paid but no Severance Payment or any installment thereof shall become due or owing and therefore will not be paid.

For the purposes of this Section 7(i), “Change in Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), or (ii) any person or group is or becomes the ‘beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise (other than an offering of stock to the general public through a registration statement filed with the Securities and Exchange Commission); or (iii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company.

(j)                 The rights of the Executive with respect to any equity or equity-related awards shall be governed by the applicable terms of the related plan or award agreement regardless of the reasons for termination of the Term of this Agreement or Executive’s employment under this Section 7 of the Agreement.

(k)               Upon termination of Executive’s employment for any reason, Executive agrees to resign, as of the date of such termination, to the extent applicable, from the Board of Directors (and any committees thereof) of the Company or any of its affiliates (and if Executive fails to tender such resignation within five (5) business days following the Company’s request for such resignation, all amounts payable under this Section 7 other than the Accrued Obligations shall be forfeited).

8.                  Definitions. As used in this Agreement, the following terms have the meanings indicated:

(a)                “Company Competitor” has the meaning stated in Section 16 below.

(b)               “Confidential Information” means information in any medium, whether written, oral, visual, electronic or other tangible or intangible form, consisting of business, technical, financial, employment or personal information of the Company or of any customer, vendor, consultant, advisor or other third party with whom the Company has or is contemplating a business relationship or other engagement (“Third Parties”), whether or not marked or otherwise identified as confidential or proprietary. Confidential Information includes, but is not limited to: data, technology, know-how, Inventions, discoveries, designs, processes, formulations, models, equipment, algorithms, computer programs and software, in object code and source code, and any derivative works, modifications, fixes and enhancements thereto, cost information, interfaces, technical documentation, product manuals, specifications, trade and business secrets, marketing and business plans, forecasts, projections and analyses, financial analyses and financial statements, sales, pricing and customer information, employee and other personnel information or data, customer technical requirements, requests for proposals, installation and service procedures, maintenance and support programs, contracts, legal tactics and attorney work product and information consisting of, concerning, or relating to, research and development work, current, future, planned or proposed products and pre-release devices. Confidential information does not include any information that (a) was in Executive’s possession or known to Executive, without an obligation to keep it confidential, before such information was disclosed to Executive by the Company or Third Parties; or (b) is or becomes lawfully public knowledge through a source other than Executive and through no fault of Executive.

5

(c)               “Duly Authorized Representative” means the Chairman of the Board.

(d)               “Employment” means the period of time, including the time prior to the date signed below, during which Executive was or is employed by any entity included within the definition of the Company.

(e)               “Intellectual Property Rights” means the collection of proprietary legal rights in Inventions, Confidential Information, and other related forms of intangible property that can be protected under various patent, copyright, mask work, trademark, trade secret and know-how, and related laws.

(f)                “Inventions” means any and all discoveries, improvements, designs, and inventions, whether or not patentable, including, but not limited to, any new or improved products, processes, methods, machines, systems, computer software, compositions of matter, and further including, but not limited to, any other subject matter for which a patent or inventor’s certificate may be obtained.

9.                  Confidentiality. Executive acknowledges that, as a result of Executive’s Employment, Executive will have access to Confidential Information and other valuable rights of the Company. In addition to all duties and obligations imposed by law on Executive, unless Executive has express prior written consent from a Duly Authorized Representative of the Company, Executive agrees that: (i) Executive will treat as confidential and protect the secrecy of any Confidential Information that may be made available to Executive, (ii) Executive will not disclose, publish, or otherwise make any Confidential Information known to the public or to any third party and (iii) Executive will not use any Confidential Information for the benefit of any person or organization (including Executive) other than the Company.

10.              Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, you acknowledge that you shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and may use the trade secret information in the court proceeding, if you file any document containing the trade secret under seal and do not disclose the trade secret, except pursuant to court order.

11.              Submission of Inventions. Executive shall promptly submit, to a Duly Authorized Representative of the Company, a written description of all ideas, discoveries, improvements, designs, writings, and all Inventions, whether or not patentable or copyrightable, that Executive may conceive or make or author, either solely or jointly with others, at any time during Employment, whether or not on Executive’s own time or with the Company’s resources, that relate to the present or anticipated business, research, or development of the Company; and Executive shall create, maintain, preserve, and make available to the Company as part of the Company’s property, complete, accurate, and up to date records, including but not limited to, correspondence, prototypes, models, drafts, and other written or tangible data, of all such inventive and creative activity. The Company shall promptly consider Executive’s written request to maintain any such submission in confidence.

12.              Ownership of Inventions. Executive hereby assigns and agrees to assign to the Company all right, title, and interest in any Inventions Executive conceives or makes, either solely or jointly with others, at any time during Employment, and whether or not developed on Executive’s own time or with the Company’s resources, and Executives agrees that ownership is and shall reside in the Company; EXCEPT, however, that this assignment does not apply to, and Executive retains ownership of, any Invention: (i) that does not relate to the present or anticipated business, research, or development of the Company; and (ii) that Executive can show did not involve the use of any equipment, supplies, facilities, or trade secret information of the Company; and (iii) that did not result from any work Executive performed for the Company; and (iv) that Executive developed entirely on Executive’s own time. Any such Invention first reduced to practice within 12 months after termination of Employment shall be disclosed by Executive to the Company and treated as if conceived during such Employment unless Executive can establish specific events giving rise to the conception that occurred after such Employment. Executive has specifically listed, in the space provided in Section 14 of this Agreement entitled “List of All Executive Prior Intellectual Property Rights”, any and all Inventions Executive conceived or made or acquired prior to Employment, and Executive hereby disclaims ownership of and agrees not to assert against the Company any rights in any Inventions not so listed. The Company agrees to promptly consider Executive’s written request for a release of any Invention for which this Agreement does not apply or in which the Company has no commercial interest.

6

13.              Cooperation. Both during and after Employment, Executive shall cooperate with the Company and promptly review, sign, and return all documents, communicate all pertinent information, and do anything else reasonably requested by the Company to obtain, maintain, enforce, and defend its Intellectual Property Rights and to vest in the Company all rights therein free of all encumbrances and adverse claims. Executive will not be entitled to further compensation for these services, except that Executive will be entitled to receive reasonable compensation for the time reasonably required for such services rendered after termination of Employment.

14.              List of All Executive Prior Intellectual Property Rights. As required by Sections 11 and 12, Executive hereby identifies all Inventions conceived or made or acquired, either alone or jointly with others, prior to Employment. Executive represents that this list is complete. If there is no information listed, Executive represents that no such Inventions or Creative Works exist.

☐	No Inventions

☐	See Below:

☐	Additional sheets attached

15.              Future Employment. During Employment and for a period of 24 months immediately following termination of Employment for any reason (voluntarily or involuntarily), prior to accepting employment with any new employer that has been, is, or plans to be engaged in competition with the Company, Executive will inform such employer of the existence of this Agreement and provide such employer with a copy. Executive authorizes the Company to forward a copy of this Agreement to any actual or prospective new employer, and inform any actual or prospective new employer of any concerns the Company may have about actual or possible conduct by Executive that may be in breach of this Agreement.

16.              Non-Competition. Executive shall not, during Employment and for a period of 24 months immediately following termination of Employment for any reason (voluntarily or involuntarily), directly or indirectly engage in any activity on behalf of a Company Competitor in any capacity relating to any product(s) or service(s) on which Executive worked on behalf of the Company during Employment or about which Executive had access to Confidential Information during Employment. As used herein, “Company Competitor” means any person or organization (including Executive acting independently) engaged in, or planning to engage in the sale, production, manufacturing, marketing or distribution of the then-current products or services of the Company. The restrictions under this Section will be applicable in any state or country in which the Company then conducts business or reasonably has plans to conduct business.

17.              Non-Solicitation. Executive shall not, during Employment and for a period of 24 months immediately following termination of Employment for any reason (voluntarily or involuntarily), directly or indirectly, engage in, assist in, or be connected in any manner with: (i) the solicitation of business from any of the Company’s clients or customers with whom Executive interacted or oversaw the interaction of others as part of Employment (except for and on behalf of the Company), nor any attempt to induce any of the Company’s suppliers, licensees, clients, customers or other business relations with whom Executive interacted or oversaw the interaction of others as part of Employment to withdraw from, or reduce their business with, the Company; or (ii) the solicitation for employment, consulting, or contract work of any of the Company’s employees, nor any attempt to induce any of the Company’s employees to leave employment with the Company, without the express prior written consent of a Duly Authorized Representative of the Company. Notwithstanding anything contained in this Section to the contrary, nothing in this Section shall prohibit Executive in any capacity from soliciting, hiring, or employing Chris Duzich and/or Ross Mandel for employment, consulting or contract work should they become affiliated with the Company as an employee, consultant, or independent contractor.

7

18.              Remedies.

(a)               EMPLOYEE AGREES THAT THE DURATION AND GEOGRAPHIC SCOPE OF THE NON-COMPETITION AND NON-SOLICITATION PROVISIONS SET FORTH IN SECTIONS 16 AND 17 ARE REASONABLE AND ACCEPTABLE.

(b)               Executive recognizes that the obligations to assign certain Inventions to the Company, not disclose or use Confidential Information, and not to compete or solicit are special, unique, and of extraordinary character, for which an action at law for monetary damages would not be adequate in the event of a breach. Therefore, in the event of any actual or threatened breach of those obligations, the Company shall be entitled, in addition to any other remedies available to it, to specific performance, to preliminary, temporary or permanent injunctive relief, or to any other equitable relief that the court may find just and proper to enforce this Agreement, along with recovering reasonable attorneys’ fees and costs of prosecuting any action.

(c)               In the event that an appropriate court determines that any provisions of Sections 16 (Non-Competition) or 17 (Non-Solicitation), including the provisions regarding duration, geographic scope, prohibited activities, or otherwise, are unenforceable, the restrictions and limitations of these paragraphs may be reduced or curtailed to the extent necessary to render them enforceable and that those Sections shall remain in full force and effect for the greatest time period and in the greatest area that would not render them unenforceable. The Company and Executive intend Sections 16 and 17 to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where those provisions are intended to be effective. Executive further acknowledges and agrees that if any of the provisions of Section 16 or 17 are violated by Executive then the running of the restricted periods contained therein shall be extended by the time during which Executive engaged in such violations.

19.	Miscellaneous.

(a)               Assignment. Executive acknowledges that the services to be rendered by Executive are unique and personal. Accordingly, Executive may not assign any of Executive’s rights or delegate any of Executive’s duties or obligations under this Agreement. The Company may assign its rights and delegate any of its duties or obligations under this Agreement in its sole discretion. This includes the Company’s right to assign its rights to its successors and assigns. The terms “successors” and “assigns” shall include any person, corporation, partnership or other entity that buys all or substantially all of the Company’s stock or assets, or with which the Company merges or consolidates. In the event of such a business combination due to merger, acquisition, or asset or stock sale, Executive’s obligations hereunder shall continue in full force and effect without the need to execute a new agreement, the term “Company” then meaning the employing organization as modified by the business combination.

(b)               Notices. Any notice required or desired to be given under this Agreement shall be deemed given only if in writing and sent by registered/certified mail postage prepaid and properly addressed as follows:

i.                     If to Executive: To Executive’s most recent home address provided to the Company.

ii.                    If to Company: To Company’s then current mailing address and to the attention of the Company’s Chairman.

(c)               Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Texas, without reference to its principles of conflict of laws. This Agreement is intended to supplement, and not supersede, any remedies or claims that may be available to the Company under applicable law, including any claims asserting misappropriation of trade secrets or unfair trade practices.

8

(d)               Dispute Resolution. Any action to enforce arising out of, or relating in any way to, any of the provisions of this Agreement must be brought and prosecuted exclusively in such court or courts located in Dallas County, Texas; and, the parties consent to the jurisdiction of said court or courts located in Texas and to service of process by registered mail, return receipt requested, or by any other manner provided by law. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY EXPRESSLY WAIVE THEIR RIGHT TO A JURY TRIAL FOR ANY CLAIM RELATING TO RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT.

(e)               Severability. If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances. In the event that a court of competent jurisdiction determines that one or more of the provisions or portions of the provisions contained in this Agreement is over broad or over reaching, such provision or portion thereof will be deemed modified to the extent necessary to make it enforceable to the maximum extent allowed by law. If any provision herein is not enforceable as written, the parties hereto agree that such court will reform the provision to provide the maximum restriction enforceable against Executive and that the provision, as reformed, will be enforceable.

(f)                Waiver. No waiver by either party of any breach or violation of any provision of this Agreement shall operate or be construed as a waiver of any subsequent breach or violation hereof. In the event that Executive believes that employment otherwise in violation of this Agreement would not harm the Company’s legitimate business interests, Executive may request the Company to waive certain of the restrictions contained in this Agreement. Any such request shall be made, pursuant to Section 19(b) of this Agreement, in writing to the Company’s Chairman and shall identify the business with whom the Executive seeks to associate and describe the duties that the Executive seeks to perform. The Company has the sole discretion whether to grant such a waiver. No waiver of any restrictions under this Agreement will be effective unless in writing and signed by a Duly Authorized Representative of the Company.

(g)               Construction. The language in this Agreement is to be construed according to its fair meaning and is not to be strictly construed for or against any party. The headings in this Agreement may be consulted to determine the parties’ intent with respect to the applicable provisions to the extent those provisions are ambiguous, but shall not override or contradict such provisions. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(h)               Survival. Executive’s obligations under this Agreement and the Company’s rights under this Agreement shall survive the termination of Executive’s employment with the Company. Executive’s obligations hereunder shall continue in full force and effect in the event that Executive’s job title or responsibilities or other conditions of Employment with the Company change subsequent to the execution of the Agreement, without the need to execute a new agreement.

(i)                 Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge hereof be affected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any such amendment, waiver, change, modification, consent or discharge is sought.

(j)                 Entire Agreement. This Agreement is the entire agreement between the Company and Executive and supersedes any previous oral or written agreement or understanding between the Company and Executive with respect to the subject matter hereof. No other representations, warranties, promises, or undertakings have been made or are valid other than those expressly contained in this Agreement.

(k)               Execution. For the convenience of the parties, this Agreement may be executed in two or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, by e-mail delivery of a “.pdf” format data file, or by electronic signature, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf”, or electronic signature page were an original thereof. Further, the parties agree to being subject to the provisions of the Electronic Signatures in Global and National Commerce Act - ESIGN, Pub.L. 106-229, 14 Stat. 464, enacted June 30, 2000, 15 U.S.C. §§ 7001 et seq., and any amendments thereto, and the Texas Uniform Electronic Transactions Act, Tex. Bus. & Com. Code, §§ 322.001 et seq.

9

20.              Section 409A. Compensation and benefits under this Agreement are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the interpretive guidance thereunder, and any similar state laws (collectively, “Section 409A”), including but not limited to, the exceptions for short-term deferrals, separation pay arrangements, reimbursements and in-kind distributions, and shall be administered accordingly. This Agreement shall be construed and interpreted with such intent, and the requirement of Treasury Regulation Section 1.409A-3(i)(2) shall be observed should it be deemed applicable or have application to this Agreement, if any. Each payment under this Agreement or any benefit plan of the Company is intended to be treated as one of a series of separate payments for purposes of Section 409A and Treasury Regulation Section 1.409A-2(b)(2)(iii) (or any similar or successor provisions, including without limitation any similar state law provisions). A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for payments or benefits upon employment termination unless such termination also constitutes a “separation from service” within the meaning of Section 409A. References to “termination”, “termination of employment”, “employment termination” or similar terms in this Agreement shall mean a “separation from service” under Section 409A.

BY SIGNING THIS AGREEMENT, EXECUTIVE HEREBY CERTIFIES THAT EXECUTIVE HAS READ AND FULLY UNDERSTANDS THE MEANING OF ALL TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING THE ABOVE NOTICE REGARDING INVENTIONS, AND THAT EXECUTIVE ACKNOWLEDGES THE RIGHT TO SEEK INDEPENDENT LEGAL COUNSEL BEFORE SIGNING THIS AGREEMENT.

Executive:

/s/ Anthony Scott
Anthony Scott

Dated: November 11, 2021

Acknowledged and Agreed by the Company:

Intrusion, Inc.

/s/ Anthony LeVecchio
By:	Anthony LeVecchio
Title:	Chairman

Dated: November 11, 2021

10

EXHIBIT A

FRINGE BENEFIT	TERMS
Moving and Transportation Expenses

Moving expenses, travel, and transportation expenses, during the period between the Effective Date of this Agreement and Executive’s relocation to the Dallas area, and reasonable expenses for housing accommodations from the time of Executive’s start date to the date of Executive’s move, up to a maximum period of 7 months and a total of $81,650 in the aggregate for all moving, relocation and housing-related expenses, $25,000 of which shall be advanced within 30 days of the Effective Date. Such advance shall be forgiven upon the receipt and processing of moving, relocation and housing-related expense documentation, subject to the Company’s expense submission, review, and approval procedures.

Mobile Device

Equipment (e.g., laptop computer and cell phone and any other equipment of which the Board approves), so that Executive may work on Company matters while away from the office; and reimbursement for reasonable expenses and fees associated with using such equipment.

Automobile

Automobile moving expense allowance up to a total expense of $800.00 for reimbursement of the cost to relocate one car to Plano, Texas, subject to the Company’s expense submission, review, and approval procedures..

Tax Preparation

Tax preparation and planning expense reimbursement up to a maximum of $5,000 for Executive’s tax year falling within the first year of the initial term of this Agreement, subject to the Company’s expense submission, review, and approval procedures.

Continuing Education

Reimbursement for professional development for registration fees, travel, and the reasonable expenses of participating in continuing educational programs, seminars and conferences up to a maximum of $2,500 relating to the work of the Company for purposes of professional development, subject to the Company’s expense submission, review, and approval procedures.

License Reimbursement

Reimbursement for the fee for licensing and the expense of any continuing legal education required by any applicable state agency where Executive holders a license to practice law up to a maximum of $1,500, subject to the Company’s expense submission, review, and approval procedures.

Business Class Commercial Travel	Permission to travel “business class commercial” for business travel greater than 500 miles.

11